Exhibit 21.1

Subsidiaries of the Registrant

DOMESTIC

Entity	Jurisdiction of Formation
TripAdvisor Holdings, LLC	MA
TripAdvisor LLC	DE
Beeem Inc.	DE
FlipKey, Inc.	DE
Vacation Home Rentals, Inc.	DE
GateGuru Inc.	DE
Global Motion Media, Inc.	DE
Oyster Travel Corporation	DE
Smarter Travel Media LLC	NV
Jetsetter, Inc.	DE
Viator, Inc.	DE
Looktours.com LLC	NV
The Independent Traveler, Inc.	NJ
TripAdvisor APAC Holdings Corp.	DE
TripAdvisor GP1 LLC	DE
TripAdvisor GP2 LLC	DE
TripAdvisor Finance LLC	DE
TripAdvisor LP2 LLC	DE
TripAdvisor Securities Corporation	MA
Wanderfly, Inc.	DE
ZeTrip, Inc.	DE

INTERNATIONAL

Entity	Jurisdiction of Formation
TripAdvisor UK1 LP	United Kingdom
TripAdvisor UK2 LP	United Kingdom
TripAdvisor Canada Corp.	Canada
TripAdvisor Travel India Private Limited	India
TripAdvisor UK Holdco, Ltd	United Kingdom
TripAdvisor Limited	United Kingdom
Holiday Lettings Holdings UK Ltd.	United Kingdom
Holiday Lettings UK Ltd.	United Kingdom
TripAdvisor Australia Pty. Ltd.	Australia
TripAdvisor GmbH	Germany
TripAdvisor France SAS	France
TripAdvisor Italy Srl	Italy
TripAdvisor Spain S.L.	Spain
Guia de Apartamentos Niumba, S.L.	Spain
TripAdvisor V.I. Holdco Ltd.	United Kingdom
TripAdvisor Cayman Holdings II Limited	Cayman
TripAdvisor Argentina SRL	Argentina
TripAdvisor Consultoria En Publicidade de Viagens e Turismo Ltda.	Brazil
TripAdvisor Ireland Ltd	Ireland
Jetsetter UK Holdings Limited	United Kingdom
Jetsetter UK Limited	United Kingdom
Jetsetter HK Limited	United Kingdom
TripAdvisor (Luxembourg) I Sarl	Luxembourg
TripAdvisor (Luxembourg) II Sarl	Luxembourg
TripAdvisor FZ-LLC	Dubai
TripAdvisor LF Holdings (France) SAS	France
TripAdvisor LF Australia Pty Limited	Australia

Entity	Jurisdiction of Formation
Dimmi Pty Ltd	Australia
BestTables Marking e Servicos de Restauracao S.A.	Portugal
Best Tables Brazil Internet Servicos de Informacao e Technologia Ltda.	Brazil
Best Tables II Portugal Lda.	Portugal
La Fourchette SAS	France
La Fourchette Belgium SA	Belgium
La Fourchette Elektronik Iletisim Tanitim Pazarlama Sanayi Ve Ticaret Anonim Sirket, dir	Turkey
La Fourchette Espana SLU	Spain
La Fourchette Netherlands B.V.	The Netherlands
IENS-SeatMe B.V.	The Netherlands
IENS Independent Index B.V.	The Netherlands
SeatMe Holding B.V.	The Netherlands
SeatMe Amsterdam B.V.	The Netherlands
SeatMe Nederland B.V.	The Netherlands
LaFourchette Italy SRL	Italy
MyTable SRL	Italy
Restopolis SRL	Italy
LaFourchette Sweden AB	Sweden
La Fourchette Swiss SA	Switzerland
La Fourchette UK Ltd.	United Kingdom
TripAdvisor K.K.	Japan
Bookingbuddy K.K.	Japan
Smartertravel K.K.	Japan
TripAdvisor Singapore Private Limited	Singapore
TripAdvisor Korea Co., Ltd.	Korea
TripAdvisor Hong Kong Limited	Hong Kong
TripAdvisor China Cayman Holdings Limited	Cayman
TripAdvisor Consulting Services (Beijing) Co. Ltd	China
Tuqu Net Information Technology (Beijing) Co., Ltd. (beneficial ownership)	China